                                                                    EXHIBIT 99.3



  NYSE ANNOUNCES DATE OF REVIEW OF DECISION TO REMOVE HUNTWAY REFINING COMPANY
                                  FROM THE LIST


NEW YORK, April 19, 2001-The New York Stock Exchange ("NYSE") announced today that Huntway Refining Company (the "Company")-ticker symbol HYW-has requested a review by a Committee of the Board of Directors of the NYSE (the "Committee") of the NYSE's decision to remove the Company from the list. The review will be held on June 6, 2001. Following the review, a decision by the Committee will be announced as to whether to move forward with suspension and delisting or to continue trading Huntway Refining Company. The NYSE had previously announced on April 5, 2001 that it determined that the common stock of the Company should be removed from the list.

The NYSE noted that it may, at any time, suspend a security if it believes that continued dealings in the security on the NYSE are not advisable.

Company Contract: Warren Nelson 661-254-1220